EXHIBIT 4.4

                             AMENDED AND RESTATED
                             --------------------
                           PARTICIPATION AGREEMENT
                           -----------------------


          This Participation Agreement, as amended and restated, dated as of October __, 1996 is between Firestone Retail Credit Corporation, a corporation organized and existing under the laws of the Commonwealth of Massachusetts ("FRCC"), and Bridgestone/Firestone, Inc., a corporation
                ----
organized and existing under the laws of the State of Ohio
("Bridgestone/Firestone").
  ---------------------

          WHEREAS, Credit First National Association, a national banking association ("CFNA"), pursuant to the Second Amended and Restated Purchase
              ----
and Sale Agreement, dated as of October __, 1996 among CFNA, FRCC and Bridgestone/Firestone (as amended, the "Purchase Agreement"), will sell to
                                        ------------------
FRCC certain receivables (the "Receivables"); and
                               -----------

          WHEREAS, FRCC, as Transferor, Bridgestone/Firestone, as Servicer, and The Fuji Bank and Trust Company, as Trustee (the "Trustee") have entered
                                                      -------
into a Pooling and Servicing Agreement, as supplemented by the Series 1992-A Supplement and the Series 1992-B Supplement, each dated as of November 1, 1992 (collectively, the "Original Pooling and Servicing Agreement"), pursuant
                         ----------------------------------------
to which Receivables have been conveyed to the Bridgestone/Firestone Master Trust (the "Trust") in exchange for ceratin investor certificates and certificates of beneficial interest that have been either sold to investors or held by FRCC (those held by FRCC, the "Class B Certificates"), and an
                                          --------------------
exchangeable transferor certificate (together with any successor exchangeable transferor certificate the "Exchangeable Transferor Certificate") that is
                            -----------------------------------
held by FRCC;

          WHEREAS, in order to facilitate and fund the transaction described above, FRCC sold, and Bridgestone/Firestone purchased, an undivided participation interest in the Exchangeable Transferor Certificate and the Class B Certificates pursuant to a Participation Agreement, dated December 2, 1992 between FRCC and Bridgestone/Firestone;

          WHEREAS, pursuant to the Original Pooling and Servicing Agreement, as amended and restated, and as supplemented by the Series 1996-1 Supplement, each dated as of the date hereof and each by and among FRCC, as Transferor, Bridgestone/Firestone, as Servicer and the Trustee (as amended and supplemented from time to time, the "Pooling and Servicing Agreement") the Transferor will tender the Exchangeable Transferor Certificate to the Trustee in exchange for a new series of investor certificates, a new Exchangeable Transferor Certificate that will be held by FRCC and a subordinated transferor certificate (the "Subordinated Transferor Certificate") that will be held by FRCC; and

          WHEREAS, in order to facilitate and fund the transaction described in the preceding clause, FRCC wishes to sell, and Bridgestone/Firestone wishes to purchase, an undivided participation interest in the Subordinated Transferor Certificate and confirm its purchase of an undivided participation interest in the Exchangeable Transferor Certificate and the Class B Certificates on the terms and subject to the conditions set forth in this Agreement;

          NOW, THEREFORE, the parties hereby agree as follows:

          Section 1.  Definitions.
                      -----------

          (a) The following terms, when capitalized in this Agreement and used either in the singular of the plural, shall have the following meanings:

          "Participation" means the undivided ownership interest in the
           -------------
Exchangeable Transferor Certificate, the Subordinated Transferor Certificate and the Class B Certificates purchased by Bridgestone/Firestone pursuant to
Section 2(a) hereof on the Purchase Date.

          "Participation Percentage" means, as of any day, in respect of the
           ------------------------
Participation acquired by Bridgestone/Firestone in the Exchangeable Transferor Certificate, the Subordinated Transferor Certificate and the Class B Certificates, 100%.

          "Purchase Date" shall mean ________ __, 1996.
           -------------

          "Transferor Interest" shall mean the interest in the Trust not
           -------------------
represented by any Series of investor Certificates or the Bridgestone/Firestone Certificate then outstanding, including the right to receive Collections and other amounts to be paid to the Transferor at the times and in the amounts specified in Article IV to the Pooling and Servicing Agreement.

          (b) Capitalized terms not otherwise defined in this Agreement shall have the same meanings when used in the Pooling and Servicing Agreement.

          Section 2.  Sales of Participation.
                      ----------------------

          (a)  FRCC hereby agrees to sell to Bridgestone/Firestone, without recourse, representation or warranty whatsoever except as expressly provided herein, and Bridgestone/Firestone hereby agrees to purchase from FRCC on the Purchase Date, or such other date as the parties may agree, an undivided ownership interest in the Subordinated Transferor Certificate equal to the Participation Percentage thereof, including all amounts allocated to the holder of the Subordinated Transferor Certificate pursuant to Article IV of the Pooling and Servicing Agreement and the benefit of all representations, warranties and agreements made for the benefit of the holder of the Subordinated Transferor Certificate therein.

          (b) FRCC hereby confirms that it sold to Bridgestone/Firestone, without recourse, representation or warranties except as expressly provided herein and Bridgestone/Firestone confirms that it purchased from FRCC on December 2, 1992 an undivided ownership interest in the Exchangeable Transferor Certificate, the Class B Certificates and the Transferor Interest equal to the Participation Percentage, including all amounts allocated to the holders of the Exchangeable Transferor Certificate and the holders of the Class B Certificates pursuant to Article IV of the Pooling and Servicing Agreement and the benefit of all representations, warranties, and agreements made for the benefit of the holder of the Exchangeable Transferor Certificate and the Class B Certificates therein.

          (c) The initial price to be paid by Bridgestone/Firestone for the Participation acquired by it shall be an amount agreed between the parties at the time such sale occurs pursuant to this Agreement and shall be paid on the Purchase Date. In addition, Bridgestone/Firestone shall pay to FRCC (i) on each day on which it has been determined that the Transferor Amount has increased (each, a "Settlement Date") the amount of such increase and (ii)
                    ---------------
on any day after the exercise by FRCC of the option set forth in Section 2.11 of the Pooling and Servicing Agreement (the "Discount Option"), an amount equal to the product of (x) the face amount of all Receivables conveyed to the Trust on such day and (y) the Discount Percentage.

          (d)  Bridgestone/Firestone shall be required to purchase from FRCC
(i) on any day, any Ineligible Receivables removed from the Trust pursuant to Section 2.06 of the Pooling and Servicing Agreement and any Receivables in Removed Accounts pursuant to Section 2.10 of the Pooling and Servicing Agreement or (ii) any Investor Certificates purchased by FRCC pursuant to
Section 2.07 of the Pooling and Servicing Agreement. The amount to be paid by Bridgestone/Firestone in the case of clause (i) and (ii) shall be equal to the amount required to be paid by FRCC pursuant to Section 2.06, 2.07 or
2.10 of the Pooling and Servicing Agreement, respectively.

          (e) In consideration of the acquisition by Bridgestone/Firestone of the Participation and of its obligation to purchase Ineligible Receivables, Receivables in Removed Accounts and, in certain circumstances, Investor Certificates, hereunder, FRCC agrees to pay to Bridgestone/Firestone, on each day on which FRCC receives a payment in respect of the Exchangeable Transferor Certificate, the Subordinated Transferor Certificate or the Class B Certificates (each such day also a "Settlement Date"), an amount equal to the product of
 ---------------
Bridgestone/Firestone'sParticipation Percentage as of such date and the amount of any decrease in the Transferor Amount occurring as a result of payments received by FRCC as Holder of the Exchangeable Transferor Certificate, as Holder of the Subordinated Transferor Certificate or as Holder of the Class B Certificates from the Servicer, the Trustee or any other person, in respect of the Exchangeable Transferor Certificate, the Subordinated Transferor Certificate or the Class B Certificates, as the case may be (including, in the case of the Exchangeable Transferor Certificate, any proceeds from the sale of Investor Certificates of any Series issued following the tender of the Exchangeable Transferor Certificate and the reissue thereof as part of any Exchange pursuant to Section 6.09 of the Pooling and Servicing Agreement) during the period since the immediately preceding Settlement Date, in the same funds as received by FRCC. FRCC shall only engage in any Exchange pursuant to Section 6.09 of the Pooling and Servicing Agreement, a removal of accounts pursuant to Section 2.10 of the Pooling and Servicing Agreement or the exercise of the Discount Option at the written request of Bridgestone/Firestone.

          (f) There shall be allocated to Bridgestone/Firestone with respect to each Collection Period a portion of the Defaulted Amount with respect to such Collection Period equal to the product of Bridgestone/Firestone's Participation Percentage and the Defaulted Amount allocated to FRCC as Holder of the Exchangeable Transferor Certificate with respect to such Collection Period. There shall be allocated to Bridgestone/Firestone with respect to each Collection Period a portion of all reductions to the Class B Invested Amount as defined in the Series 1992-A Supplement, the Class B Invested Amount as defined in the Series 1992-B Supplement and the Subordinated Transferor Invested Amount (to the extent not attributable to principal payments covered by paragraph (e) above) with respect to each Collection Period equal to the amount of Bridgestone/Firestone's Participation Percentage and the amount of such reductions with respect to such Collection Period.

          (g) All amounts payable to the Transferor pursuant to Section 4.01(b) of the Pooling and Servicing Agreement shall be paid by the Transferor to Bridgestone/Firestone.

          (h) Notwithstanding anything in clauses 2(c) and 2(e) hereof, the parties may agree to settle monthly on each Distribution Date under the Pooling and Servicing Agreement or another date, so long as there is at least one Settlement Date occurring in each calendar month during the term of this Agreement; provided, however, that amounts owed pursuant to
           --------  -------
Section 2(e) above shall be paid on the day on which FRCC receives such payment referred to in Section 2(e).

          Section 3.  Delivery of Documents; Procedure.  On the Purchase
                      --------------------------------
Date, FRCC shall submit to Bridgestone/Firestone a copy of the Purchase Agreement, the Series 1996-1 Supplement, the Pooling and Servicing Agreement and all other documents relating to the transactions contemplated therein, together with a Participation Certificate in the form set forth in Annex I
                                                                   -------
hereto, dated such Purchase Date and representing an undivided interest, to the extent of the Participation Percentage, in all of FRCC's right, title and interest in and to the Exchangeable Transferor Certificate, the Class B Certificates and the Transferor Interest. On each Settlement Date, FRCC shall deliver a statement (the "Settlement Statement") in the form of Annex
                                --------------------
II hereof, setting forth the net amount of funds owing by FRCC to Bridgestone/Firestone or by Bridgestone/Firestone to FRCC. Such statement shall be appropriately modified if there are settlements occurring more frequently than monthly on Distribution Dates under the Pooling and Servicing Agreement.

          Section 4.  FRCC Required to Furnish Certain Information.
                      --------------------------------------------
Bridgestone/Firestone shall have the right from time to time at reasonable intervals to require FRCC to supply such information as Bridgestone/Firestone may reasonably request respecting the Exchangeable Transferor Certificate, the Class B Certificates and Bridgestone/Firestone's participation interest therein, including but not limited to the information and documents with respect to the Investor Certificateholders of any Series provided to FRCC by the Trustee. FRCC shall deliver to Bridgestone/Firestone copies of all reports, notices, certificates, etc. received or delivered by it pursuant to the Pooling and Servicing Agreement. FRCC hereby agrees to consult with and take direction from Bridgestone/Firestone prior to exercising any rights as Holder of the Exchangeable Transferor Certificate, as Holder of the Class B Certificates or as Transferor under the Pooling and Servicing Agreement or any Series Supplement related thereto.

          Section 5.  Termination.  This Agreement shall terminate following
                      -----------
the surrender of the Exchangeable Transferor Certificate, the Subordinated Transferor Certificate and the Class B Certificates and termination of the Trust pursuant to Article XII of the Pooling and Servicing Agreement.

          Section 6.  Representations and Warranties of and Agreement By
                      --------------------------------------------------
Bridgestone/Firestone.
---------------------

          (a) Bridgestone/Firestone is a corporation duly organized and validly existing in good standing under the laws of the State of Ohio, and has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement and the transactions contemplated under this Agreement and, in all material respects, to own its properties and conduct its business as such properties are presently owned and such business is presently conducted.

          (b) The execution and delivery of this Agreement and the consummation of the transactions provided for in this Agreement have been duly authorized by Bridgestone/Firestone by all necessary corporate action on the part of Bridgestone/Firestone.

          (c) This Agreement constitutes a legal, valid and binding obligation of Bridgestone/Firestone, enforceable in connection with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws nor or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

          (d) Bridgestone/Firestone represents and warrants that it is acquiring the Participation for its own account and not with a view toward, or for sale in connection with, any distribution thereof.

          Section 7.  Representations and Warranties of FRCC.
                      --------------------------------------

          (a) FRCC is a corporation duly organized and validly existing in good standing under the laws of the Commonwealth of Massachusetts, and has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement and the transactions contemplated under this Agreement and, in all material respects, to own its properties and conduct its business as such properties are presently owned and such business is presently conducted.

          (b) The execution and delivery of this Agreement and the consummation of the transactions provided for in this Agreement have been duly authorized by FRCC by all necessary corporate action on the part of FRCC.

          (c) This Agreement constitutes a legal, valid and binding obligation of FRCC, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws nor or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

          (d) FRCC represents that this Agreement, together with the Participation Certificate provided for in Section 3, will vest in Bridgestone/Firestone an undivided interest, to the extent of the Participation Percentage, in all of its right, title and interest in and to, the Exchangeable Transferor Certificate, the Subordinated Transferor Certificate and the Class B Certificates and in and to the proceeds thereof, including proceeds, with respect to the Exchangeable Transferor Certificate, resulting from any Exchange, free from liens, encumbrances or claims of third parties.

          Section 8.  Maintenance of Records.
                      ----------------------

          FRCC agrees to maintain or cause to be maintained accurate and complete record with respect to the Exchangeable Transferor Certificate and the Class B Certificates and to deliver to Bridgestone/Firestone on demand copies of any records required by Bridgestone/Firestone in connection with Bridgestone/Firestone's enforcement of its rights under this Agreement.

          Section 9.  Exculpation.
                      -----------


          Except as otherwise set forth in this Agreement, FRCC's sole obligation hereunder shall be to distribute, as aforesaid, to Bridgestone/Firestone the Participation Percentage of any payment received by FRCC relating to the Exchangeable Transferor Certificate, the Subordinated Transferor Certificate and the Class B Certificates, as and when received by FRCC. No other obligation or duty is assumed by FRCC beyond the foregoing, nor shall any other obligation or duty be deemed to be implied. FRCC shall not have any fiduciary relationship with Bridgestone/Firestone by virtue of this Agreement or the transactions contemplated hereby. Without limiting the generality of the foregoing, it is agreed that, except with respect to representations and warranties set forth in this Agreement, FRCC does not assume, nor shall FRCC or any of its officers, directors, employees or agents have any responsibility or liability, expressed or implied, for:

          (a) any action taken or omitted, whether by FRCC, the Servicer, Society or any other Person in connection with any Receivable except for FRCC's own gross negligence or willful misconduct;

          (b) the authorization, execution, effectiveness, enforceability, genuineness or validity of any Receivable, the Pooling and Servicing Agreement, the Purchase Agreement, the Series 1992-A Supplement, the Series 1992-B Supplement, the Series 1996-1 Supplement or any document, instrument or other writing in connection therewith, except with respect to the authorization, execution, effectiveness, enforceability, genuineness or validity by or against FRCC of any such document, instrument or other writing executed by FRCC;

          (c) the genuineness, truthfulness or accuracy of any recitals, statements, representations or warranties made in or in connection with any Receivable, the Pooling and Servicing Agreement, the Purchase Agreement, the Series 1992-A Supplement, the Series 1992-B Supplement, the Series 1996-1 Supplement or any other document, instrument or other writing in connection therewith, except for any representation and warranty of FRCC made in any such document, instrument or writing executed by FRCC;

          (d) the financial condition of any Obligor or CFNA or for any credit or other information regarding any Obligor or card issuer; or

          (e) the performance of any of the obligations of any person (including any Obligor) primarily or secondarily labile with respect to any Receivable.

          Section 10.  No Petition.  Bridgestone/Firestone agrees that, prior
                       -----------
to the date which is one year and one day after the payment in full of all Investor Certificates issued pursuant to the Pooling and Servicing Agreement, it shall not institute against, or join any other person in instituting against, FRCC any bankruptcy, reorganization, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state thereof.

          Section 11.  Modification; Successors and Assigns.  No amendment
                       ------------------------------------
or modification of this Agreement shall be effective unless in writing and signed by the party against whom enforcement of such amendment or modification is sought. No amendment or modification to this Agreement shall amend or modify the definition of "Participation Percentage" unless there shall have been delivered to the Trustee an Opinion of Counsel hat such amendment or modification shall not have any material adverse impact on the Federal income tax characterization of any outstanding Series of Investor Certificates. FRCC shall promptly provide to each Rating Agency a copy of any amendment or modification made to this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Bridgestone/Firestone may not assign, transfer or participate any of its rights or obligations hereunder or the Participation without the prior written consent of FRCC.

          Section 12.  Acknowledgment of Assignment.  Bridgestone/Firestone
                       ----------------------------
hereby acknowledges and consents to the assignment by FRCC of its rights under Section 2(c)(ii) of this Agreement to CFNA pursuant to the Purchase Agreement.

          Section 13.  Notices.  Any notice required or permitted by this
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Agreement shall be deemed to have been duly and properly given if addressed to FRCC at:

          Firestone Retail Credit Corporation
          c/o Ropes & Gray
          One International Place
          Boston, Massachusetts 02110
          Telephone No:  (617) 423-7900
          Telecopier No: (617) 423-7901
          Attention:  (                          )

               or to Bridgestone/Firestone at:

          Bridgestone/Firestone, Inc.
          50 Century Boulevard
          Nashville, Tennessee 37214
          Telephone No.  (615) 872-1542
          Telecopier No. (615) 872-1545
          Attention:  Assistant Treasurer

and delivered by hand or sent by first class mail or sent by telecopier with a written confirmation sent by first class mail on the same day (unless notice by telephone is expressly authorized herein) to such officer at the address hereinabove specified or such other address as either party hereto may furnish to the other in writing at any time.

          Section 14.  Miscellaneous.  This Agreement shall be governed by
                       -------------
and construed in accordance with the law of the State of New York. There are no restrictions, promises, warranties, covenants, undertakings or representations other than those expressly set forth herein. Nothing in this Agreement or otherwise shall be construed as making Bridgestone/Firestone or FRCC responsible in any way or to any extent for the payment of any principal, interest or premium on the Exchangeable Transferor Certificate, the Subordinated Transferor Certificate or the Class B Certificates, the Participation or any Receivable or for the fulfillment of any obligation or commitment of the Trustee or the Servicer under the Pooling and Servicing Agreement, the Series 1992-A Supplement, the Series 1992-B Supplement or the Series 1996-1 Supplement or CFNA under the Purchase Agreement, except to the extent of FRCC's obligations herein or under any such documents, instruments or other writings.

          IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                              FIRESTONE RETAIL CREDIT
                                CORPORATION

                              By_______________________________
                                Name:


                                Title:

                              BRIDGESTONE/FIRESTONE, INC.


                              By________________________________
                                Name:
                                Title:



(Participation Agreement)


                          PARTICIPATION CERTIFICATE

          FIRESTONE RETAIL CREDIT CORPORATION ("FRCC") has transferred and
                                                ----
assigned to BRIDGESTONE/FIRESTONE, INC., pursuant to and on the terms and conditions set forth in the Amended and Restated Participation Agreement dated as of ________ __, 1996 (terms capitalized but undefined herein being used as defined in said Agreement), an undivided interest equal to the Participation Percentage in all of the right, title and interest of FRCC in and to the Exchangeable Transferor Certificate, the Subordinated Transferor Certificate, the Class B Certificates and the Transferor Interest, and all representations and warranties and agreements made for the benefit of the Holder of the Exchangeable Transferor Certificate, the Subordinated Transferor Certificate and the Class B Certificates in the Pooling and Servicing Agreement, and any proceeds of any of the foregoing, and to any successor Exchangeable Transferor Certificate and proceeds thereof, issued as the result of any Exchange pursuant to Section 6.09 of the Pooling and Servicing Agreement.



                    FIRESTONE RETAIL CREDIT CORPORATION



                    By:___________________________________
                       Name:
                       Title: